ADDENDUM TO REFERRAL AGREEMENT

     THIS REFERRAL AGREEMENT (this "Agreement"), dated as of July 22, 1999, is made by and between AUTOCONNECT, L.L.C. , a Delaware Limited Liability Company whose address is 1400 Lake Hearn Drive, N.E., Atlanta, Georgia, 30319 ("AUTOCONNECT"), and ELECTRONIC VEHICLE REMARKETING, INC., a Delaware corporation whose address is 270 South Service Road, Melville, New York 11747 ("EVRI"), with reference to the following facts:

The following clauses will take precedence over the respective clauses in the original referral agreement:

     3.1 The term of this agreement commence on July 22, 1999 and shall end on July 22, 2000 (the "Term"), unless otherwise extended or terminated as provided herein.

     4.1.1 and 4.1.2 EVRI and AUTOCONNECT shall calculate the "Financing Fee," which shall be based Financing Yield and shall be equal the product of (i) the Fee Per Financing Submission set forth in the following table that corresponds to such Yield, multiplied by (ii) the number of Financing Submissions made from the date hereof through the applicable Cut-Off Date:


Financing Yield:      less than 15%   15.1%-20%   20.1-25%   over 25%

Fee Per
Financing Submission:               [*]

EVRI shall pay AUTOCONNECT the greater "Financing Fee" from the previous agreement or this addendum.


IN WITNESS WHEREOF, the parties hereto have executed this Addendum as of the date first written above.


ELECTRONIC VEHICLE REMARKETING, INC.         AUTOCONNECT, L.L.C.


By:  /s/                                     By:      /s/
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Its:                                         Its:
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